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                                                                   EXHIBIT 99.1

[MONY GROUP LOGO]      THE MONY GROUP INC.      NEWS RELEASE
                       1740 Broadway            MEDIA CONTACTS:
                       New York, NY 10019       Mary Taylor  212 708 2250
                       212 708 2472             Charles Wasilewski  212 708 2472
                       212 708 2399 Fax         INVESTOR CONTACT:
                                                Derrick Vializ 212 708 2917




     THE MONY GROUP INC. REPORTS FOURTH-QUARTER 1999 OPERATING EPS OF $1.99

NEW YORK (February 10, 2000) -- The MONY Group Inc. (NYSE:MNY) today reported operating income for the quarter ended December 31, 1999 of $95.4 million, or $1.99 per share, compared with $21.0 million, or $0.44 per share, for the prior-year period.

1999 fourth-quarter net income was $113.6 million, or $2.37 per share, and included net realized gains on investments of $18.8 million or $0.38 per share. 1998 fourth quarter net income was $10.2 million, or $0.21 per share, and included net realized investment gains of $1 million or $0.02 per share and charges for extraordinary expenses related to the company's demutualization totaling $0.25 per share.

Operating income for the full year was $210.0 million, or $4.39 per share, excluding a non-recurring restructuring charge of $38.8 million or $0.81 per share related to the company's voluntary retirement and realignment program. Operating income for 1998 was $80.0 million, or $1.67 per share.

Net income for the full year 1999 was $248.6 million or $5.20 per share. This included net realized gains on investments of $79.4 million or $1.66 per share; the restructuring charge of $38.8 million or $0.81 per share related to the voluntary retirement program; and an extraordinary charge of $2 million or $0.04 per share related to the company's odd-lot sale and purchase program. 1998 net income was $164.0 million or $3.42 per share, and included net realized investment gains and charges for extraordinary expenses related to the company's demutualization totaling $1.75 per share.

"In our first full year as a public company, we continued to build and enhance our core businesses -- financial protection and asset accumulation -- by generating increased life and mutual fund sales, broadening distribution, increasing productivity and reducing expenses," said Michael I. Roth, The MONY Group Inc.'s chairman and CEO.

"At the same time, the equity partnership investments in our investment portfolio are generating substantial gains in operating earnings. The redeployment of these gains enhances our ability to strengthen our franchise, grow organically and through acquisitions, and to create value for shareholders."

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An earnings summary is as follows:

                                                 THREE MONTHS ENDED            YEAR ENDED
                                                    DECEMBER 31,              DECEMBER 31,

                                                    1999          1998         1999           1998
      ($ in millions except per share
      amounts)
      Operating Income Excluding Early
        Retirement and Realignment Charge     $      95.4   $      21.0  $      210.0  $         80.0
      Operating Income                        $      94.9   $      21.0  $      171.2  $         80.0
      Net Income                              $     113.6   $      10.2  $      248.6  $        164.0

      PER SHARE AMOUNTS (1):
      Diluted Operating Income Excluding
        Early Retirement and Realignment
        Charge                                $      1.99   $      0.44  $       4.39  $         1.67
      Diluted Operating Income                $      1.98   $      0.44  $       3.58  $         1.67
      Diluted Net Income                      $      2.37   $      0.21  $       5.20  $         3.42

      SHARE DATA:
      Weighted-average Shares Outstanding      47,238,328    47,241,084    47,238,328      47,241,084
      Plus:  Incremental Shares from
      Assumed Conversion of Warrants              639,074       643,731       574,625         643,731
                                               ----------     ---------    ----------   -------------
      Weighted-average Shares Used in
        Diluted Per-Share Calculations         47,877,402    47,884,815    47,812,953     47,884,815
                                               ==========    ==========    ==========   =============


(1) Prior to its initial public offering in November 1998, the company was not a stock company. Accordingly, per share amounts for 1998 periods presented for comparative purposes are pro forma.

FOURTH-QUARTER HIGHLIGHTS INCLUDE:

- Ratings of the company's primary U.S. life insurance units were upgraded by Standard & Poor's to AA- (Very Strong), Moody's Investors Service to A2
    (Good), and Duff & Phelps to AA- (Very High). Earlier in the year, A.M. Best upgraded these insurance units to A (Excellent).

- The company's equity partnerships, which invest in venture capital opportunities, generated $119 million of pre-tax operating income ($77 million or $1.62 per share after tax) in the fourth quarter. For the full year, they generated operating income (pre-tax) of $189 million and (after-tax) of $123 million or $2.57 per share. Presently the company has approximately $280 million of pretax gains related to its equity partnership investments that may be realized in the future but are subject to market fluctuations.

- Book value (pre-FAS 115) at December 31, 1999 was $38.79 per share, a 14% increase compared with book value per share of $33.94 at December 31, 1998.

- The Enterprise Group of Funds was the third-fastest-growing load fund family in 1999 of all load fund family groups with at least $1 billion in assets at year-end 1998, according to Strategic Insight, an independent financial research firm.

- Proceeds from the real estate disposition program were $89 million in the fourth quarter of 1999, resulting in realized gains of $12 million. For the full year 1999, proceeds of the program were $350 million, producing $68 million in realized gains.

BUSINESS SEGMENTS

Protection Segment

Through its protection segment, The MONY Group sells a wide range of life insurance products (including whole life, term life, universal life, variable universal life, last survivor life, and group

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universal life) to small business owners and higher-income individuals, particularly family builders and pre-retirees.

Total new annualized and single life insurance premiums for the 1999 fourth quarter were $71.6 million compared with $38.6 million last year, and for the 1999 full year were $194.3 million compared with $170.8 million in 1998, a 14% increase.

Sales of corporate-owned life insurance (COLI) contributed to the fourth-quarter increase, rising from $4.3 million to $33.5 million; on a full-year basis COLI sales were $69.0 million in 1999 and $79.9 million in 1998. Corporate sales are large-premium cases that typically fluctuate over the course of the year.

New life insurance premiums (first-year and single premiums) from the career agency system were $29.9 million in the fourth quarter of 1999, roughly even with last year's fourth quarter production of $30.2 million. For all of 1999, career agency new business sales rose to $101.2 million from $86.4 million, a 17% increase. However, the company's demutualization, the restructuring of the agency system, completion of a voluntary early retirement program, and lack of product approvals in certain key states influenced 1999 and 1998 performance.

The agent count (career and international) was 2,417 at year-end 1999, compared with 2,447 as of year-end 1998. Reflecting the continued culling out of unproductive agents, the number of U.S-based agents decreased year-over-year, while the company's international sales force increased.

U.S. Financial Life Insurance Co. (USFL) acquired at year-end 1998, more than doubled fourth quarter new premiums through its brokerage general agency distribution channel. New premiums for the period rose to $9.0 million from $4.2 million. For the full year, they rose to $26.5 million from $15.2 million.

Accumulation Segment

Through its accumulation segment, The MONY Group provides variable annuities and proprietary retail mutual funds through its sales force and third-party broker-dealers.

Accumulation assets under management were $10.5 billion at year-end 1999, compared with $8.7 billion on December 31, 1998 and $9.3 billion at the end of the 1999 third quarter.

New accumulation assets raised increased 54% to $651 million for the fourth quarter of 1999, and increased 18% to $2.26 billion for the full-year.

Sales of mutual funds offered by the Enterprise Group of Funds increased 85% to $545 million in the 1999 fourth quarter, and by 42% to $1.83 billion for the full year. Enterprise mutual fund sales through third-party broker-dealers were $390 million in the quarter and $1.2 billion for the year -- increases of 149% and 60%, respectively. Enterprise mutual fund sales through The MONY Group career agency system were $155 million in the quarter, a 12% increase, and were $636 million for the year, a 17% increase.

Annuity sales were $106 million in the fourth quarter of 1999, compared with $127 million in the prior-year period. For the full year they were $423 million, compared with $612 million. Late in the fourth quarter, MONY's new annuity product was approved in New Jersey; it is still awaiting approval in New York. The expected ramp-up in sales in these key states in 2000, combined with the broader selection of funds choices introduced in the 1999 third quarter, should improve sales in this product line going forward.

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


Business Focus

On January 12, 2000, the board of directors authorized a program to repurchase up to 5% of the company's outstanding common shares from time to time in open-market transactions as markets conditions and other factors warrant. The program may begin the trading day following release of these financial results. No time limit was placed on the duration of the program and it may be discontinued at any time. Repurchased shares will be kept as treasury shares and will be available for use for general corporate purposes.

Also in January, the company filed a shelf registration statement with the Securities and Exchange Commission allowing for the issuance of up to $1 billion of securities. Net proceeds of the proposed sale of securities will be used for general corporate purposes, including acquisitions.

"During 1999, we implemented a number of initiatives designed to improve our financial flexibility and performance and to achieve our business objectives. We developed and introduced new products. We integrated the operations of USFL and Trusted Advisors, which were acquired late in 1998, and broadened our complementary distribution channels. We exceeded our goal of reaching $10 billion in accumulation assets. We enhanced the productivity of our career agency system and management structure. And we increased our operating efficiency and flexibility, achieving our $30 million annualized expense reduction target one year ahead of schedule," said Mr. Roth.

"The results of these efforts confirm the success of our strategy in the 14 months that we have been a public company. We know, however, that growing our business organically while continuing to increase operating efficiency and effectively employing our capital are challenges we must continue to address. We remain focused on these challenges -- and building on our successes -- as we strive to reach our goals and generate a higher return on equity that is sustainable," Mr. Roth stated.

Forward and Cautionary Statements

Except for the historical information and discussions contained herein, statements in this release may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

ABOUT THE MONY GROUP INC.

The MONY Group Inc. (NYSE: MNY) is the holding company for the member companies of The MONY Group, which provide financial protection and asset accumulation products and services. Member companies include MONY Life Insurance Company, founded in 1842 as The Mutual Life Insurance Company of New York; MONY Life Insurance Company of America; U.S. Financial Life Insurance Company; Enterprise Capital Management, Inc.; MONY Securities Corporation; and Trusted Securities Advisors Corp.

Note: The MONY Group Inc. will host a conference call to discuss 4Q99/1999 full year financial results at 9 a.m. on Thursday, February 10, 2000. The call can be heard via the Investor Relations link at www.mony.com.

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


                       SUPPLEMENTAL FINANCIAL INFORMATION

MONY's conversion to a stock life insurance company and the establishment of the Closed Block for the protection of Eligible Policyholders have significantly affected the presentation of The MONY Group Inc.'s consolidated financial statements. The most significant effects are as follows:

(i) The results of the policies included in the Closed Block are reflected as a single line item in the Company's statements of income, entitled "Contribution from the Closed Block," whereas, prior to the establishment of the Closed Block the results of such business were reported in various line items in the Company's income statement, including premiums, net investment income, net realized gains, benefits, amortization of deferred policy acquisition costs, etc.

(ii) The assets and liabilities allocated to the Closed Block are reported separately in the Company's balance sheet under the captions "Closed Block assets" and "Closed Block liabilities," respectively.

To assist interested parties in analyzing the Company's consolidated financial results attached is the following supplemental information:

EXHIBIT I presents a consolidated income statement of The MONY Group for the three-month and twelve-month periods ended December 31, 1999 and 1998 (the "Consolidated Combined Basis Income Statement") which presents the individual components of the Closed Block activity for such periods with such activity outside the Closed Block. This Consolidated Combined Basis Income Statement is provided to facilitate comparisons of current period results with that of the comparable periods in the prior year. Per-share amounts presented for comparative purposes for the three-month and twelve-month periods ended December 31, 1998 are pro forma.

EXHIBIT II presents certain summary consolidated balance sheet data.

EXHIBIT III presents information regarding new business generated by the Company in 1999 and 1998.

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EXHIBIT I

                             THE MONY GROUP INC. AND SUBSIDIARIES
                        CONSOLIDATED "COMBINED BASIS" INCOME STATEMENT


($ in millions, except per share             THREE MONTHS ENDED              YEAR ENDED
amounts)                                        DECEMBER 31,                DECEMBER 31,

                                             1999         1998          1999           1998
REVENUES:

Premiums                                $     203.5  $      200.5  $      717.1  $       721.8
Universal life and investment-type
product policy fees                            50.6          39.7         196.3          151.6
Net investment income                         298.8         180.9         902.3          735.7
Net realized gains on investments              24.4           1.5         125.1          171.1
Group Pension Profits                          15.2          22.7          63.0           56.8
Other income                                   57.2          47.7         197.2          163.2
                                           ---------    ----------    ----------     ----------
                                              649.7         493.0       2,201.0        2,000.2
BENEFITS AND EXPENSES:
Benefits to policyholders                     219.3         227.4         787.1          789.8
Interest credited to policyholders'
account balances                               28.3          25.7         115.5          113.7
Amortization of deferred policy
acquisition costs                              29.2          28.1         137.8          131.0
Dividends to policyholders                     49.5          54.6         230.7          218.2
Other operating costs and expenses            148.8         123.6         547.3          453.3
                                           ---------    ----------    ----------     ----------
                                              475.1         459.4       1,818.4        1,706.0
Income before income taxes and
  extraordinary item                          174.6          33.6         382.6          294.2
Income tax expense                             60.9          11.7         132.0          103.0
                                           ---------    ----------    ----------     ----------
Income before extraordinary item              113.7          21.9         250.6          191.2
Extraordinary item -net                       (0.1)        (11.7)         (2.0)         (27.2)
                                           ---------    ----------    ----------     ----------
Net income                              $     113.6  $       10.2  $      248.6  $       164.0
                                           =========    ==========    ==========     ==========

OPERATING INCOME:
Net income                              $     113.6  $       10.2  $      248.6  $       164.0
Less:
  Net realized gains on investments
  (after tax)                                (18.8)         (1.0)        (79.4)        (111.2)
Plus:
  Extraordinary items                           0.1          11.7           2.0           27.2
                                           ---------    ----------    ----------     ----------
Operating income                        $      94.9  $       21.0  $      171.2  $        80.0
Early retirement and realignment
  charge                                        0.5                        38.8
                                           ---------    ----------    ----------     ----------
Operating income excluding early
  retirement and realignment charge     $      95.4  $       21.0  $      210.0  $        80.0
                                           =========    ==========    ==========     ==========

PER SHARE AMOUNTS (DILUTED):
Diluted Operating Income Excluding
  Early Retirement and Realignment
  Charge                                $      1.99  $       0.44  $       4.39  $        1.67
Diluted Operating Income                $      1.98  $       0.44  $       3.58  $        1.67
Diluted Net Income                      $      2.37  $       0.21  $       5.20  $        3.42

SHARE DATA:
Weighted-average Shares Outstanding      47,238,328    47,241,084    47,238,328     47,241,084
Plus:  Incremental Shares from
  Assumed Conversion of Warrants            639,074       643,731       574,625        643,731
                                           ---------    ----------    ----------     ----------
Weighted-average Shares Used in
  Diluted Per Share Calculations          47,877,40    47,884,815    47,812,953     47,884,815
                                          =========    ==========    ==========     ==========

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EXHIBIT II

               CONSOLIDATED BALANCE SHEET DATA

CONSOLIDATED BALANCE SHEET DATA:                           AS OF
($ IN MILLIONS)                                         DECEMBER
                                                        31, 1999
Invested assets (including cash and cash
  equivalents)                                    $      5,576.9
Assets transferred in Group Pension Transaction          5,109.8
Closed Block assets                                      6,182.1
Separate account assets                                  6,398.3
Other assets                                             1,486.3
                                                     ============
  Total assets                                    $     24,753.4
                                                     ============

Policyholders' liabilities                        $      3,017.6
Liabilities transferred in Group Pension
  Transaction                                            5,099.1
Closed Block liabilities                                 7,303.3
Separate account liabilities                             6,396.2
Short-term debt                                             53.4
Long-term debt - Surplus Notes                             240.0
Long Term Debt - Other                                       5.4
Other liabilities                                          812.9
                                                     ------------
  Total liabilities                               $     22,927.9

Equity                                                   1,854.9
Accumulated comprehensive income                          (29.4)
                                                     ------------
  Total shareholders' equity                             1,825.5

  Total liabilities and shareholders' equity      $     24,753.4

                                                     ============

Diluted book value per share                      $        38.18
                                                     ============
Diluted book value per share (Ex. Accumulated
  comprehensive income)                           $        38.79
                                                     ============

EXHIBIT III

                            NEW BUSINESS INFORMATION

The following chart presents protection and accumulation sales in The MONY Group's business segments:


----------------------------------------------------------------------------------------------------
                                               THREE MONTHS ENDED               YEAR ENDED
                                                  DECEMBER 31,                 DECEMBER 31,
----------------------------------------------------------------------------------------------------
NEW BUSINESS ($ IN MILLIONS)                   1999           1998          1999          1998
----------------------------------------------------------------------------------------------------
Protection Products
----------------------------------------------------------------------------------------------------
Career Agency System                               $29.9         $30.2        $101.2          $86.4
----------------------------------------------------------------------------------------------------
U.S. Financial Life Insurance Co.                   $9.0            --         $26.5             --
----------------------------------------------------------------------------------------------------
Complementary Distribution*                        $32.7          $8.4         $66.6          $84.4
----------------------------------------------------------------------------------------------------
Total New Annualized Life Insurance
Premiums                                           $71.6         $38.6        $194.3         $170.8
----------------------------------------------------------------------------------------------------
Accumulation Products
----------------------------------------------------------------------------------------------------
Variable Annuity                                    $106          $127          $423           $612
----------------------------------------------------------------------------------------------------
Career Agency System - Mutual Funds                 $155          $138          $636           $544
----------------------------------------------------------------------------------------------------
Third-Party Distribution - Mutual Funds             $390          $157        $1,198           $751
----------------------------------------------------------------------------------------------------
Total Accumulation Sales                            $651          $422        $2,257         $1,907
----------------------------------------------------------------------------------------------------
*primarily corporate-sponsored life
  insurance
----------------------------------------------------------------------------------------------------


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